Exhibit 10.1

AMENDMENT AND WAIVER
OF THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT AND WAIVER OF THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 12, 2015, is among SANCHEZ PRODUCTION PARTNERS LP, a Delaware limited partnership (the “Borrower”), the guarantors party hereto (the “Guarantors”), each of the Lenders party hereto, and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), and relates to that certain Third Amended and Restated Credit Agreement, dated as of March 31, 2015 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, and ROYAL BANK OF CANADA, as letter of credit issuer.

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the Borrower’s non-compliance with the Maximum Total Net Debt to Adjusted EBITDA ratio in Section 9.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2015;

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders, the Administrative Agent, and the Borrower have agreed to enter into this Amendment in order to effectuate certain waivers of and modifications to the Credit Agreement, all as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Limited Waiver.  At the request of the Borrower, the Administrative Agent and the Lenders hereby waive any failure by the Borrower to comply with Section 9.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2015, resulting solely from the Borrower’s inclusion of the general and administrative expenses set forth on Schedule I hereto in calculating the Maximum Total Net Debt to Adjusted EBITDA for such fiscal quarter, and any Default or Event of Default arising as a result thereof, is hereby waived effective as of the date of the occurrence thereof (and any related breach of a representation or warranty is hereby similarly waived).

The waiver in this Section 2 is effective only in respect of the matters and for the time periods expressly set forth in this Section 2 and not for any other fiscal quarter period, and except as expressly set forth in this Amendment, no other waivers, amendments or modifications are intended or made by this Amendment.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No waiver or approval by the Administrative Agent or any Lender under this Amendment,

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the Credit Agreement or any other Loan Document shall, except as may be otherwise stated herein, be applicable to any subsequent transaction or any other Default or Event of Default under any Loan Document.

Section 3. Stipulation.  The Borrower, the Administrative Agent and the Lenders hereby agree and acknowledge that the general and administrative expenses incurred during the fiscal quarter ended June 30, 2015 and set forth on Schedule I hereto, shall be excluded from the Borrower’s calculations of the Maximum Total Net Debt to Adjusted EBITDA ratio for the fiscal quarters ending as of September 30, 2015, December 31, 2015, and March 31, 2016.

Section 4. Ratification.  Except as expressly amended, modified or waived herein, each of the Borrower and the Guarantors hereby ratifies and confirms all of the Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and all references to the Credit Agreement in any of the Loan Documents shall be deemed to be references to the Credit Agreement as amended, modified or waived hereby and by the instruments and documents delivered pursuant to Section 5.

Section 5. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors and the Required Lenders; and

the Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment the Borrower and each Guarantor do hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited partnership or limited liability company action, as applicable, on the part of the Borrower or such Guarantor, as applicable; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity and (iii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents after giving effect to this Amendment.

Section 6. Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Section 7. Miscellaneous.
a)

On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

b)

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any other Default of the Borrower  or any Guarantor or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

c)

Each of the Borrower and each Guarantor represents and warrants that as of the date hereof (i) it has the limited partnership or limited liability company, as applicable, power and authority to execute, deliver and perform the terms and provisions of this Amendment, has taken all necessary limited partnership or limited liability company, as applicable, action to authorize the execution, delivery and performance of this Amendment and the execution, delivery and performance of this Amendment does not and will not contravene the terms of the Borrower’s or such Guarantor’s, as applicable, organizational documents; (ii) it has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); (iii) except as contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; and (iv) no action, suit, investigation or other proceeding is pending or threatened before any arbitrator or Governmental Authority seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from the Borrower in connection with this Amendment or which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 8. Severability.  Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 9. Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Issuer, the Borrower and each Guarantor and their respective successors and assigns.

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Section 10. Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronically by .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment or any other Loan Document.

Section 12. Integration.  This Amendment represents the final agreement of the Borrower, each Guarantor, the Collateral Agent, the Administrative Agent, the Issuer, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent, the Issuer, nor any Lender relative to subject matter hereof not expressly set forth or referred to herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SANCHEZ PRODUCTION PARTNERS LP, as Borrower

By: Sanchez Production Partners GP LLC,

       as general partner

By:  /s/Charles C. Ward

Name:Charles C. Ward

Title: Chief Financial Officer

CEP MID-CONTINENT LLC,
as a Guarantor

By:/s/Charles C. Ward

Name:Charles C. Ward

Title: Chief Financial Officer

NORTHEAST SHELF ENERGY, L.L.C.,

as a Guarantor

By:/s/Charles C. Ward

Name:Charles C. Ward

Title: Chief Financial Officer

MID-CONTINENT OILFIELD SUPPLY, L.L.C.,

as a Guarantor

By:/s/Charles C. Ward

Name:Charles C. Ward

Title: Chief Financial Officer

SEP HOLDINGS IV, LLC,

as a Guarantor

By:/s/Charles C. Ward

Name:Charles C. Ward

Title: Chief Financial Officer

S - 1	Amendment and Waiver

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ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:  /s/Yvonne Brazie
Name:  Yvonne Brazie
Title:    Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and the Issuer

By:  /s/ Mark Lumpkin, Jr.
Name:  Mark Lumpkin, Jr.
Title:    Authorized Signatory

S - 2	Amendment and Waiver

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SOCIÉTÉ GÉNÉRALE,
as a Lender

By:     /s/ Sal Patoli
Name:  Sal Patoli
Title:      Director

S - 3	Amendment and Waiver

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ONEWEST BANK N.A.,

as a Lender

By:     /s/ Zachary Holly
Name:  Zachary Holly
Title:   Vice  President

S - 4	Amendment and Waiver

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COMPASS BANK,

as a Lender

By:     /s/ Les Werme
Name:  Les Werme
Title:    Director

S - 4	Amendment and Waiver

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SUNTRUST BANK,

as a Lender

By:     /s/ Chulley Bogle
Name:  Chulley Bogle
Title:   Vice President

S - 4	Amendment and Waiver

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Schedule I

General and Administrative Expenses

Item Description	Amount
CEO termination expenses (taxes on unit vesting)	$600,000
Board of Director fees for first quarter 2015	$123,000
2014 tax and K-1 preparation expenses	$152,000
Auditor and printer expenses for SEC filings	$131,000
Write-off of 2007 Form S-1 costs	$405,000
Total	$1,411,000

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